Exhibit 99.1
FOR IMMEDIATE RELEASE
Editor’s Contact:
Frank Berry
QLogic Corporation
Phone: 949/389-6499
frank.berry@qlogic.com
Investor’s Contact:
Tony Massetti
QLogic Corporation
Phone: 949/389-7533
tony.massetti@qlogic.com
QLogic Announces Approval of New Stock Repurchase Program for $300 million
ALISO VIEJO, Calif., April 10, 2007 — QLogic Corp. (NASDAQ:QLGC), the leader in Fibre Channel host bus adapters, stackable switches and blade server switches, today announced that its board of directors has authorized a new program to repurchase up to $300 million of the Company’s outstanding common stock. This action taken by the Company’s board of directors at a regularly scheduled meeting follows the Company’s most recent $200 million stock repurchase program adopted in November 2005, which is substantially complete.
About QLogic
QLogic is a leading supplier of high-performance storage networking solutions, producing the controller chips, host bus adapters (HBAs) and fabric switches that are the backbone of storage networks for most Global 2000 corporations. The Company delivers a broad and diverse portfolio of products that includes Fibre Channel HBAs, blade server embedded Fibre Channel switches, Fibre Channel stackable switches, iSCSI HBAs, iSCSI routers and storage services platforms for enabling advanced storage management applications. The Company is also a leading supplier of InfiniBand switches and InfiniBand host channel adapters for the emerging High Performance Computing Cluster (HPCC) market. QLogic products are delivered to small-to-medium businesses and large enterprises around the world via its channel partner community. QLogic products are also powering solutions from leading companies like Cisco, Dell, EMC, Hitachi Data Systems, HP, IBM, NEC, Network Appliance and Sun Microsystems. QLogic is a member of the S&P 500 Index.
Note: All QLogic-issued press releases appear on the Company’s website (www.qlogic.com). Any announcement that does not appear on the QLogic website has not been issued by QLogic.
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Disclaimer — Forward Looking Statements
 This press release contains statements relating to future results of the Company (including certain beliefs and projections regarding business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements. The Company advises readers that these potential risks and uncertainties include, but are not limited to: potential fluctuations in operating results; gross margins that may vary over time; revenues may be affected by changes in IT spending levels; the stock price of the Company may be volatile; the Company’s dependence on the storage area network market; the ability to maintain and gain market or industry acceptance of the Company’s products; the Company’s dependence on a limited number of customers; seasonal fluctuations and uneven sales patterns in orders from customers; the Company’s ability to compete effectively with other companies; declining average unit sales prices of comparable products; a reduction in sales efforts by current distributors; dependence on sole source and limited source suppliers; the Company’s dependence on relationships with certain silicon chip suppliers; the complexity of the Company’s products; sales fluctuations arising from customer transitions to new products; the uncertainty associated with SOX 404 compliance; environmental compliance costs; terrorist activities and resulting military actions; international economic, regulatory, political and other risks; uncertain benefits from strategic business combinations; the ability to attract and retain key personnel; recognition of compensation expense related to employee stock options and the Company’s employee stock purchase plan; the decreased effectiveness of equity compensation; difficulties in implementing smaller geometry process technologies; the ability to protect proprietary rights; the ability to satisfactorily resolve any infringement claims; reliance on third party licenses; the use of “open source” software in our products; changes in our tax provisions or adverse outcomes resulting from examination of our income tax returns; computer viruses and other tampering with the Company’s computer systems; and facilities of the Company and its suppliers and customers are located in areas subject to natural disasters.
More detailed information on these and additional factors which could affect the Company’s operating and financial results are described in the Company’s Forms 10-K, 10-Q and other reports filed, or to be filed, with the Securities and Exchange Commission. The Company urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. The forward-looking statements contained in this press release are made only as of the date hereof, and the Company does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.
QLogic, the QLogic logo and SANbox are registered trademarks of QLogic Corporation. SANblade is a registered trademark in the United States. Other trademarks and registered trademarks are the property of the companies with which they are associated.
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